Indemnity Agreement

This indemnity agreement (the "agreement") is made and entered into as of this 10th of May, 2020 by and between Transportation and Logistics Systems, Inc., a Nevada corporation (the "company"), and Ascentaur, LLC, a New York limited liability company ("Ascentaur") and Sebastian Giordano, the manager of Ascentaur ("Giordano") and a consultant and prospective director and/or officer of the company (Ascentaur and Giordano are collectively referred to as the "executive").

Witnesseth:

Whereas, the company and the executive recognize that the vagaries of public policy and the interpretation of sometimes ambiguous statutes, Regulations and court opinions are too uncertain to provide the company's consultants, directors and officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the company or by reason of their status as a consultant, director or officer of the company;

Whereas, the company and the executive recognize that the legal risks and potential liabilities associated with lawsuits filed against the consultants (as authorized agents of the company), directors and officers of the company pose a significant deterrent to experienced and capable individuals serving as a consultant, director or officer of the company;

Whereas, the company recognizes that the result of the foregoing is to encourage those directors and officers who nonetheless determine to serve the company in such capacities to act with excessive conservatism in the performance of their duties to the company and, thus, will result in less effective direction, supervision and management of the company's business and operations;

Whereas, the company has investigated the availability and sufficiency of director and officer liability insurance to provide protection against the foregoing legal risks and potential liabilities and has concluded that such insurance provides inadequate protection to its consultants, directors and officers;

Whereas, Section 78.751 of the Nevada Revised Statutes provides for mandatory indemnification of directors, officers, employees and agents of the company and is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and, thus, does not by itself limit the extent to which the company may indemnify persons serving as consultants or as its directors and officers;

Whereas, in entering into this agreement both the company and the executive represent and agree, to the best of their knowledge, that at present there is no pending or threatened litigation or proceeding involving the executive or any other director or officer of the

company, where indemnification under this agreement would be required or permitted or which may result in a claim for indemnification hereunder; and

Whereas, the company desires to have the executive begin or continue to serve as a consultant and eventually as a director or officer of the company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of performing his duty to the company or his status as a consultant, director or officer; and the executive desires to begin or continue to serve as a consultant, director or officer of the company.

Now, therefore, in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this agreement, the parties hereto covenant and agree as follows:

1. Agreement to Serve.

The executive agrees to begin or to continue to serve the company or other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise affiliated with the company (any and/or all of which are collectively referred to herein as an "affiliate"), as a consultant, director or officer (collectively, "executive"); provided, however, that nothing contained in this agreement shall create a contract of employment between the company and the executive and the termination of the executive's relationship with the company by either party hereto shall not be restricted by this agreement.

2. Indemnity.

The company agrees as follows:

A. Subject to the conditions and limitations of this paragraph 2, the company shall, to the fullest extent permitted by the Private Corporations Act of the State of Nevada as it may then be in effect, indemnify and hold the executive harmless if he is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative or investigative, whether predicated on foreign, federal, state or local law, and whether formal or informal (collectively, "action(s)") by reason of his status as, or the fact that he is or was or has agreed to become, an executive of the company or of an affiliate, and as to acts performed in the course of the executive's duty to the company or to an affiliate, against:

(i) expenses, fees, costs and charges, including, without limitation, attorneys' fees (collectively, "expenses") reasonably incurred by or on behalf of the executive in connection with any action (including, without limitation, in connection with the investigation, defense, settlement or appeal of such action), no matter by whom brought, including, without limitation, Actions brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or

their respective state counterparts and/or any rule or Regulation promulgated thereunder (collectively, "securities law action(s)"); provided, that it is not determined pursuant to paragraph 3 of this agreement, or by the court before which such action was brought, that:

(a) the executive engaged in gross negligence or criminal, fraudulent or reckless misconduct in the performance of his duty to the company,

(b) with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful, and

(c) with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and its stockholders;

(ii) amounts incurred by the executive in settlement of any action, no matter by whom brought, including, without limitation, securities law actions; provided, that it is not determined pursuant to paragraph 3 of this agreement, or by the court before which such action was brought, that:

(a) such settlement was not in the best interests of the company and its stockholders,

(b) the amount incurred by the executive in such settlement was unreasonable (to a material extent) in light of all of the circumstances of such action,

(c) the executive engaged in gross negligence or criminal, fraudulent or reckless misconduct in the performance of his duty to the company, and

(d) with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and its stockholders; and

(iii) judgments, fines, penalties or other amounts incurred by the executive pursuant to an adjudication of liability in connection with any action, including, without limitation, securities law actions; provided, that it is not determined pursuant to paragraph 3 of this agreement, or by the court before which such action was brought, that:

(a) the executive engaged in gross negligence or criminal, fraudulent or reckless misconduct in the performance of his duty to the company,

(b) with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and its stockholders, and

(c) with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful and that he otherwise did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and its stockholders;

provided, however, that in no case shall indemnification be made to the executive by the company for judgments, fines, penalties or other amounts incurred by the executive

pursuant to an adjudication of liability in connection with any action brought by or in the right of the company to procure a judgment in its favor ("derivative action(s)") unless and only to the extent that the court before which such derivative action was brought shall determine upon application that, despite such adjudication of liability, but in view of all of the circumstances of such derivative action, the executive is fairly and reasonably entitled to indemnification for all or such portion of the judgment, fine, penalty or other amounts which such court shall deem proper.

B. To the extent the executive has been successful on the merits or otherwise in connection with any action, no matter by whom brought, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such action where the executive does not pay, incur or assume any material liability, or in connection with any claim, issue or matter therein, he shall be indemnified by the company against expenses reasonably incurred by or on behalf of him in connection therewith. The company shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to paragraph 5) upon the executive's written request therefore to the executive (or to such other person or entity as the executive may designate in writing to the company) without regard to the provisions of paragraph 3.

C. Notwithstanding the foregoing, the company shall not indemnify the executive under this agreement against any amounts incurred in connection with any action if it is determined pursuant to paragraph 3 of this agreement, or by the court before which such action was brought, that the executive improperly received personal benefit in the course of the performance of his duty to the company and/or to an affiliate or by reason of his status as an executive of the company and/or of an affiliate, unless such improperly received personal benefit is determined to be immaterial in light of all of the circumstances of such action.

D. If the executive is or was serving as an executive, trustee, fiduciary, employee or agent of an employee benefit plan sponsored by or otherwise associated with the company and incurs expenses or amounts in settlement, judgments, fines, penalties or other amounts, including, without limitation, any excise tax assessed with respect to the employee benefit plan by reason of an action having been brought, or having been threatened, against such executive because of his status as such an executive, trustee, fiduciary, employee or agent of such plan or by reason of his having performed duties in any such capacity, the company shall indemnify and hold harmless the executive against any and all of such reasonable amounts; provided, it is not determined pursuant to paragraph 3 that the executive's conduct with respect to such employee benefit plan was for a purpose he did not reasonably believe to be in the interests of the participants in and beneficiaries of such plan.

3. Right to Indemnification; How Determined.

A. Except as otherwise set forth in this paragraph 3, any indemnification to be provided to the executive by the company under paragraph 2 of this agreement upon the final disposition or conclusion of an action (or a claim, issue or matter associated with such an action), unless otherwise ordered by the court before which such action was brought, shall

be paid by the company (net of all amounts, if any, previously advanced to the executive pursuant to paragraph 5) to the executive (or to such other person or entity as the executive may designate in writing to the company) within sixty days after the receipt of executive's written request therefor, which request shall include a comprehensive accounting of amounts for which indemnification is being sought and shall reference the provision(s) of this agreement pursuant to which such claim is being made.

Notwithstanding the foregoing, the payment of the requested amounts may be denied by the company if:

(i) the board of directors of the company ("board") by a majority vote thereof determines that such payment, in whole or in part, would not be in the best interests of the company and its stockholders and would contravene the terms and conditions of this agreement; or

(ii) a majority of the directors of the company are a party in interest to such action.

In either of such events, the board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the executive has met the applicable standard(s) of conduct set forth in paragraph 2 of this agreement and, therefore, whether indemnification is proper pursuant to this agreement.

Such independent determination shall be made by a panel of three arbitrators in ______________, New Jersey, or, at the option of the executive, in Wilmington, Delaware, in accordance with the rules then prevailing of the American Arbitration Association, or, at the option of the executive, by an independent legal counsel mutually selected by the board and the executive (such panel of arbitrators and/or independent legal counsel being hereinafter referred to as "authority").

In any such determination there shall exist a rebuttable presumption that the executive has met such standard(s) of conduct and is therefore entitled to indemnification pursuant to this agreement. The burden of rebutting such presumption by clear and convincing evidence shall be on the company.

If a panel of arbitrators is to be employed, one of such arbitrators shall be selected by the board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the board), the second by the executive and the third by the previous two arbitrators.

The authority shall make a determination within sixty days of being selected and shall simultaneously submit a written opinion of its conclusions to both the company and the executive and, if the authority determines that the executive is entitled to be indemnified for any amounts pursuant to this agreement, the company shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to paragraph 5), including interest thereon as provided in paragraph 6C, to the executive (or to such other person or entity as the executive may designate in writing to the company) within ten days of receipt of such opinion.

B. The executive may, either before or within two years after a determination, if any, has been made by the authority, petition any court of competent jurisdiction to determine whether the executive is entitled to indemnification under this agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

The court shall make an independent determination of whether the executive is entitled to indemnification as provided under this agreement, irrespective of any prior determination made by the authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this agreement. The burden of rebutting such presumption by clear and convincing evidence shall be on the company.

If the court determines that the executive is entitled to be indemnified for any amounts pursuant to this agreement, unless otherwise ordered by such court, the company shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to paragraph 5), including interest thereon as provided in paragraph 6C, to the executive (or to such other person or entity as the executive may designate in writing to the company) within ten days of the rendering of such determination.

The executive shall pay all expenses incurred by the executive in connection with the judicial determination provided in this paragraph 3B, unless it shall ultimately be determined by the court that he is entitled to be indemnified, in whole or in part, by the company as authorized in this agreement. All expenses incurred by the executive in connection with any subsequent appeal of the judicial determination provided for in this paragraph 3B shall be paid by the executive regardless of the disposition of such appeal.

C. Except as otherwise set forth in this paragraph 3, the expenses associated with the indemnification process set forth in this paragraph 3, including, without limitation, the expenses of the authority selected hereunder, shall be paid by the company.

4. Termination of an Action Is Nonconclusive. The termination of any action, no matter by whom brought, including, without limitation, securities law actions, by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard(s) of conduct set forth in paragraph 2 of this agreement.

5. Advance Payment.

A. Expenses reasonably incurred by or on behalf of the executive in connection with any action (or claim, issue or matter associated with such action) no matter by whom brought, including, without limitation, securities law actions shall be paid by the company to the executive (or to such other person or entity as the executive may designate in writing to the company) in advance of the final disposition or conclusion of such action (or claim, issue

or matter associated with such action) upon the receipt of executive's written request therefor; provided, the following conditions are satisfied:

(i) the executive has first requested an advance of such expenses in writing (and delivered a copy of such request to the company) from the insurance carrier(s), to whom a claim has been reported under an insurance policy purchased by the company, if any, as provided under paragraph 9 of this agreement and each such insurance carrier has declined to make such an advance;

(ii) the executive furnishes to the company an executed written certificate affirming his good faith belief that he has met the applicable standard(s) of conduct set forth in paragraph 2 of this agreement; and

(iii) the executive furnishes to the company an executed written agreement to repay any advances made under this paragraph 5 if it is ultimately determined that he is not entitled to be indemnified by the company for such amounts pursuant to this agreement.

B. If the company makes an advance of expenses to the executive pursuant to this paragraph 5, the company shall be subrogated to every right of recovery the executive may have against any insurance carrier from whom the company has purchased insurance for such purpose.

6. Partial Indemnification; Interest.

A. If it is determined by the authority pursuant to paragraph 3 of this agreement that the executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any action, no matter by whom brought, including, without limitation, securities law actions, the authority shall authorize the reasonable proration of such expenses, judgments, penalties, fines and/or amounts incurred in settlement with respect to which indemnification is sought by the executive, among such claims, issues or matters as the authority shall deem appropriate in light of all of the circumstances of such action.

B. If it is determined by the Authority pursuant to paragraph 3 of this agreement that certain amounts incurred by the executive, are for whatever reason unreasonable in amount, the authority shall authorize indemnification to be paid by the company to the executive for only such amounts as the authority shall deem reasonable in light of all of the circumstances of such action.

C. To the extent deemed appropriate by the authority, interest shall be paid by the company to the executive, at a reasonable interest rate, for amounts for which the company indemnifies the executive.

7. Limitation of Derivative Actions and Release of Claims. No derivative action shall be brought and no cause of derivative action shall be asserted against the executive, his spouse, heirs, executors or administrators after the expiration of two years from the date the executive ceases, for any reason whatsoever, to serve as an executive of the company and/or of an affiliate and any claim or cause of derivative action shall be extinguished and

deemed released unless asserted by the filing of an appropriate derivative action within such two-year period. The provisions of any federal, state or local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time to the person or entity executing such release are hereby expressly waived by the company and its stockholders.

8. Nonexclusivity of Agreement. The right to indemnification provided to the executive by this agreement shall not be deemed exclusive of any other rights to which the executive may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the company or otherwise, including, without limitation, under Nevada Revised Statutes Section 78.751, as it may then be in effect, both as to acts in his official capacity as such executive or other employee or agent of the company or of an affiliate or as to acts in any other capacity while holding such office or position, and the terms and provisions of this agreement shall continue as to the executive if he ceases to be an executive or other employee or agent of the company or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the executive.

9. Insurance.

A. The company may purchase and maintain insurance on behalf of the executive against any liability asserted against him or incurred by or on behalf of him in such capacity as an executive or other employee or agent of the company or of an affiliate, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this agreement or under Nevada Revised Statutes Section 78.751 or 78.7502, as it may then be in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the company or the executive under this agreement and the execution and delivery of this agreement by the company and the executive shall not in any way limit or affect the rights and obligations of the company or of the other party or parties thereto under any such policy or agreement of insurance.

B. If the executive shall receive payment from any insurance carrier or from the plaintiff in any action against the executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the company pursuant to this agreement, the executive shall promptly reimburse the company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the company to the executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or coinsurance payments, shall not be deemed to be payments to the executive hereunder.

In addition, upon payment of indemnified amounts under this agreement, the company shall be subrogated to the executive's rights against any insurance carrier in respect of such indemnified amounts and the executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the company deems necessary or advisable to secure such rights. The executive shall do nothing to prejudice such rights of recovery or subrogation. Such right of subrogation shall be terminated upon receipt by the company of the amount to be reimbursed by the executive pursuant to the first sentence of this paragraph 9B.

10. Witness Expenses. Upon the executive's written request, the company shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by the executive in connection with his appearance as a witness in any action at a time when he has not been formally named a defendant or respondent to such an action.

11. Contribution.

A. If the indemnity provided for in paragraph 2 of this agreement is unavailable to the executive for any reason whatsoever, the company, in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for judgments, fines, penalties, amounts incurred in settlement and/or for expenses in connection with any action, no matter by whom brought, including without limitation, securities law actions, in such proportion as deemed fair and reasonable by the authority pursuant to paragraph 3 hereof, or by the court before which such action was brought, in light of all of the circumstances of such action, in order to reflect:

(i) the relative benefits received by the company and the executive as a result of the event(s) and/or transaction(s) giving cause to such action; and/or

(ii) the relative fault of the company (and its other executives, employees and/or agents) and the executive in connection with such event(s) and/or transaction(s).

B. The executive shall not be entitled to contribution from the company under this paragraph 11 if it is determined by the authority pursuant to paragraph 3, or by the court before which such action was brought, that the executive engaged in gross negligence or criminal, fraudulent or reckless misconduct in the performance of his duty to the company or improperly received material personal benefit.

C. The company's payment of, and the executive's right to, contribution under this paragraph 11 shall be made and determined in accordance with paragraph 3 relating to the company's payment of, and the executive's right to, indemnification under this agreement.

12. Notice to the Company by Executive. The executive agrees to promptly notify the company in writing upon being served with or having knowledge of any citation, summons, complaint, indictment or any other similar document relating to any action which may result in a claim of indemnification or contribution hereunder.

13. Continuation of Rights and Obligations. All rights and obligations of the company and the executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the company's certificate of incorporation or bylaws, as

such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the company and/or of the executive hereunder.

14. Amendment and Modification. This agreement may only be amended, modified or supplemented by the written agreement of the company and the executive. Any such mutually agreed upon amendment, modification or supplement shall not require shareholder approval if such amendment, modification or supplement:

(i) is made in order to conform to any amendment or revision of the Private Corporations Act of the State of Nevada which expands the executive's rights to indemnification thereunder or is otherwise beneficial to the executive, or

(ii) in the sole judgment and discretion of the board, does not materially adversely affect the rights and protections of the stockholders of the company.

15. Assignment. This agreement shall not be assigned by the company or the executive without the prior written consent of the other party hereto, except that the company may freely assign its rights and obligations under this agreement to any affiliate for whom the executive is serving as an executive thereof; provided, however, that no permitted assignment shall release the assignor from its obligations hereunder. Subject to the foregoing, this agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. Governing Law. All matters with respect to this agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Nevada applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

17. Headings. The headings used in this agreement are for convenience and reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

18. Severability. If any provision of this agreement shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this agreement contravene public policy, this agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the company shall indemnify the executive against reasonable expenses, judgments, fines and amounts incurred in settlement with respect to any action, no matter by whom brought, including securities law actions, to the full extent permitted by any applicable provision of this agreement that shall not have been invalidated and to the full

extent otherwise permitted by the Private Corporations Act of the State of Nevada as it may then be in effect.

19. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid:

A. If to the executive, to:

149 Schweitzer Lane
Bardonia, New York 10954

or to such other person or address which the executive shall furnish to the company in writing pursuant to the above.

B. If to the company, to:

5500 Military Trail
Suite 22-357
Jupiter, Florida 33458

or to such other person or address as the company shall furnish to the executive in writing pursuant to the above.

In witness whereof, the parties hereto have caused this agreement to be duly executed, all as of the day and year first above written.

Transportation and Logistics Systems, Inc.

By: ______________________________
John Mercadante, Jr., Chief Executive Officer

Ascentaur, LLC

By: ______________________________
Sebastian Giordano, Manager

Sebastian Giordano

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